EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Broadview Institute, Inc. on Form S-8 (No. 333-143834) of our report dated June 27, 2014, appearing in this Annual Report on Form 10-K as of and for the year ended March 31, 2014.

/s/ Lurie Besikof Lapidus & Company, LLP
Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
June 27, 2014